Exhibit 99.2
WARRIOR ENERGY SERVICES CORPORATION
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [               ], 2006.
The undersigned acknowledges the receipt of the notice of the Special Meeting of Stockholders of Warrior Energy Services Corporation (“Warrior”) to be held at [      ], on [              ], 2006, at [      ] local time and proxy statement dated [             ], 2006. William L. Jenkins, Rob McNally and Ron E. Whitter, each with full power of substitution and resubstitution, and acting alone, are hereby constituted proxies of the undersigned and authorized to attend the Special Meeting or any adjournment or postponement of such meeting, and to represent and vote all shares of Warrior common stock that the undersigned is entitled to vote.
WARRIOR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT.
Proposal: To adopt the Agreement and Plan of Merger, dated as of September 22, 2006 by and among Superior Energy Services, Inc., SPN Acquisition Sub, Inc., and Warrior, pursuant to which Warrior will merge with and into SPN Acquisition Sub Inc., with SPN Acquisition Sub Inc. as the surviving corporation. A copy of the merger agreement is attached to this document as Annex A.
☐  For                                        ☐  Against                                         ☐  Abstain
IF A WRITTEN PROXY CARD IS SIGNED BY A STOCKHOLDER OF WARRIOR AND RETURNED WITHOUT INSTRUCTIONS, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES.

The undersigned hereby grants discretionary authority to vote upon any matters not known by the board of directors a reasonable period of time before Warrior mailed this proxy statement/prospectus as may properly come before the meeting, including the authority to vote in favor of any postponements or adjournments of the meeting, if necessary, to solicit additional proxies. At the present time, the board of directors knows of no other business to be presented to a vote of the stockholders at the Special Meeting.
If the undersigned elects to withdraw this proxy on or before the time of the Special Meeting or any adjournments of the Special Meeting and notifies the Corporate Secretary of Warrior at or prior to the Special Meeting of the decision of the undersigned to withdraw this proxy, then the power of the proxies shall be terminated and of no further force and effect. If the undersigned withdraws this proxy in the manner described above and prior to the Special Meeting does not submit a duly executed and subsequently dated proxy card to Warrior, the undersigned may vote in person at the Special Meeting all shares of Warrior common stock owned by the undersigned as of the record date for the Special Meeting.
THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED.
Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

Date

Signature

Signature if shares held jointly

Do you plan to attend the Annual Meeting     ☐  YES          ☐  NO